Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Sysco Corporation and Sysco Holdings Corporation of our report dated April 30, 2026 relating to the financial statements of JRD Unico, Inc. and Affiliates, which appears in Sysco Corporation's Current Report on Form 8-K dated September 14, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 14, 2026